Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, each of the undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, respectively, of LaCrosse Footwear, Inc. (the “Company”), hereby certifies, based on his knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph P. Schneider
Joseph P. Schneider
March 30, 2004

/s/ David P. Carlson
David P. Carlson
March 30, 2004